Exhibit 10.1
CONVERTIBLE PROMISSORY NOTE

$700,000	December 26, 2007
6.0% Interest	Santa Monica, CA
     FOR VALUE RECEIVED, the undersigned, National Quality Care, Inc. a Delaware corporation (“Borrower”), hereby promises to pay to the order of Robert Snukal (“Lender”), at 9454 Wilshire Boulevard, Penthouse 6, Beverly Hills, California 90212, or such other place as may be designated in writing by Lender, the outstanding principal sum of $700,000 (the “Principal Sum”), plus interest on the unpaid balance thereof at the rate set forth below.
          1. Interest Rate and Payments.
               (a) Interest Payments. Interest on the outstanding unpaid Principal Sum and any other amounts due under this Note shall accrue, from the dates such amounts were advanced or incurred, as the case may be, at the rate of 6.0% per annum (the “Interest Rate”). All accrued and unpaid interest owing on the Principal Sum outstanding and other amounts due under this Note from time to time (all such amounts, collectively, the “Outstanding Balance”) shall be due and payable on the Maturity Date (as defined herein).
               (b) Principal Payments; Maturity Date. The Outstanding Balance shall be due and payable on December 31, 2008 (the “Maturity Date”), unless this Note shall have been prepaid or converted pursuant to Section 2 hereof.
               (c) Prepayment. This Note may be prepaid in whole or in part, at any time after 10 days’ prior written notice to Lender, without premium or penalty. Any such prepayments shall be applied first to interest and then to principal.
               (d) Acceleration Upon Change of Control. The entire Outstanding Balance of this Note shall be automatically accelerated and shall be immediately due and payable in full upon the occurrence of any of the following: (i) a reorganization, consolidation or merger (or similar transaction or series of related transactions) of Borrower with or into any other entity, or a sale or exchange of outstanding shares in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing 50% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity, or (ii) a sale of all or substantially all of the assets of Borrower.

          2. Conversion to Equity Prior to the Maturity Date. Prior to the Maturity Date, unless this Note shall have been prepaid or earlier converted, the entire Outstanding Balance may at Lender’s option be converted automatically into shares of Borrower’s common stock pursuant to a conversion price in the amount of $0.07 per share. Lender shall exercise such option by delivery of written notice to Borrower not later than the Maturity Date.
          3. Security. This Note shall be unsecured.
          4. Default. Borrower shall be in default of this Note in the event that Borrower (i) fails to make any payment under this Note within five business days of the due date, (ii) fails to perform any of its other obligations, or breaches any of its representations, under this Note and such failure or breach is not cured within 30 days after notice thereof is given to Borrower by Lender; or (iii) Borrower becomes insolvent or bankrupt, is generally not paying its debts as they become due, or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for Borrower or for the greater part of the properties of Borrower with the consent of Borrower, or if appointed without the consent of Borrower, such trustee or receiver is not discharged within 60 days, or bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against Borrower under the laws of any jurisdiction, and if instituted against Borrower are consented to by it or remain undismissed for 60 days, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of Borrower and shall not be released or bonded within 30 days after levy. When Borrower is in default, the entire unpaid balance of interest and principal on this Note shall become immediately due and payable at the election of Lender.
          5. Collection Costs. On any default by Borrower, Lender shall be entitled to recover from Borrower all costs of collection and enforcement, including, without limitation, reasonable attorneys’ fees.
          6. Remedies Cumulative. The rights and remedies of Lender under this Note, any related document or at law or in equity are cumulative and may be pursued singly, successively, or together against Borrower and any other funds or security held by Lender.
          7. Waiver of Protest. Borrower and all endorsers, guarantors and sureties severally waive protest, presentment, demand and notice of protest on any default and of any nonpayment under this Note, and they agree to and waive notice of any renewal of this Note or any extension, acceleration, postponement of the time of payment or any other indulgences, any substitution, exchange or release of collateral, and the release of any person primarily or contingently liable under this Note.
          8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.
          9. Severability. If any part of this Note is determined to be illegal or unenforceable, all other parts shall remain in effect.
          10. No Waiver. Failure of Lender to pursue any right or remedy under this Note shall not constitute a waiver, release or election of Lender’s right to pursue the right or remedy on the basis of the same or a subsequent breach.

     IN WITNESS WHEREOF, the undersigned have caused this Note to be duly executed as of the date first written above.

BORROWER:	NATIONAL QUALITY CARE, INC.

By:

Name:

Title:

LENDER:
Robert M. Snukal

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